Exhibit 99.1

        Metromedia International Group, Inc. Announces Election Results

    CHARLOTTE, N.C.--(BUSINESS WIRE)--Dec. 15, 2006--Metromedia International Group, Inc. (the "Company" or "MIG") (currently traded as: (PINK SHEETS: MTRM) - Common Stock and (PINK SHEETS: MTRMP) - Preferred Stock), the owner of interests in communications businesses in the country of Georgia, announced today that according to results certified by the independent inspectors of election, IVS Associates, Inc., our common stockholders have elected John S. Chalsty, Clark A. Johnson, Stuart Subotnick, Alan K. Greene, Mark S. Hauf, I. Martin Pompadur and William F. (Mickey) Harley, III, and our preferred stockholders have elected Wayne F. Henderson and David Gale, in each case to MIG's Board of Directors at the Company's annual meeting of stockholders held on December 15, 2006.

    About Metromedia International Group

    Through its wholly owned subsidiaries, the Company owns interests in communications businesses in the country of Georgia. The Company's core businesses include Magticom, Ltd., the leading mobile telephony operator in Tbilisi, Georgia, Telecom Georgia, a well-positioned Georgian long distance telephony operator, and Telenet, a Georgian company providing internet access, data communications, voice telephony and international access services.

    Please visit our website at www.metromedia-group.com.

    CONTACT: Metromedia International Group, Inc.
             Ernie Pyle, 704-321-7380
             Executive Vice President Finance,
             Chief Financial Officer and Treasurer
             investorrelations@mmgroup.com